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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report date August 30, 2000 (and to all references to our Firm) included in or made a part of this registration statement file No.333-36482.



                                                     /s/ Arthur Andersen LLP

New York, New York
August 30, 2000